Exhibit 23.3

上海市静安区山西北路99号苏河湾中心MT25-28楼 邮编：200085

25-28/F, Suhe Centre, 99 North Shanxi Road, Jing'an District, Shanghai, China

T. +86 21 52341668 F. +86 21 52341670

E. grandallsh@grandall.com.cn W. www.grandall.com.cn

April 15, 2026

The9 Limited

17 Floor, No. 130 Wu Song Road

Hong Kou District

Shanghai 200080

People’s Republic of China

Dear Sir or Madam,

We hereby consent to the use of our name under the headings “Legal Matters”, in the registration statement on Form F-3 (“Registration Statement”), including all amendments or supplements thereto, initially filed by The9 Limited on April 15, 2026, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the filing of this consent as an exhibit to the Registration Statement.

In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Grandall Law Firm (Shanghai)

Grandall Law Firm (Shanghai)